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                                                                   EXHIBIT 10(q)

                     FIRST AMENDMENT TO THE LEASE AGREEMENT

       THIS AMENDMENT (the "AMENDMENT") made this _____ day of
_________________, 1999 between NEW BOSTON BATTERYMARCH LIMITED PARTNERSHIP, with a principal place of business at One Longfellow Place, Suite 3612, Boston, Massachusetts 02114 ("LANDLORD") and. SAFETY 1ST, INC. a Massachusetts corporation with a mailing address of 210 Boylston Street, Chestnut Hill, Massachusetts 02467 (hereinafter called "TENANT").

       WHEREAS, the Landlord and Tenant entered into a Lease Agreement dated July 8, 1999, (hereafter "LEASE") with respect to premises containing approximately 59,423 total square feet of net rentable area (the "ORIGINAL PREMISES") in the of Building known as 45 Dan Road (the "BUILDING") located on 15-45 Dan Road, Canton, Massachusetts (the "PROPERTY"):

       WHEREAS, Tenant desires to expand the Original Premises to include an additional 1492 square feet on the First Floor of the Building (the "EXPANSION SPACE") as shown on the attached Exhibit I; and

       WHEREAS, the parties desire to otherwise amend the Lease Agreement;

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual promises hereinafter set forth, Landlord and Tenant agree to amend the Lease, effective as of the date hereof, as follows:

       1) Section I. PREMISES Paragraph 2, line 6 is amended by deleting "148,659" and inserting therein "134,189". --------

       2) Section I. PREMISES is amended by adding thereto the following:

          "The Premises is hereby increased to include the Expansion Space in the Building as shown on the attached Exhibit I. All references in the Lease to Premises shall hereafter be deemed to include the Expansion Space as shown on Exhibit I and the "NET RENTABLE AREA" shall be 60,915 square feet."

       3) Section IV. RENT is amended by deleting the table and inserting therein the following:

            ---------------------------------------------------------------------------------------------------------------
                               PERIOD                         PER SQUARE FOOT           MONTHLY              ANNUAL
            ---------------------------------------------------------------------------------------------------------------
              From the Rent Commencement Date to First              $9.90             $50,254.88           $603,058.50
                Anniversary of the Commencement Date
            ---------------------------------------------------------------------------------------------------------------
                              Year Two                             $10.80             $54,823.50           $657,882.00
            ---------------------------------------------------------------------------------------------------------------
                             Year Three                            $11.70             $59,392.13           $712,705.50
            ---------------------------------------------------------------------------------------------------------------
                      Years Four through Eight                     $12.60             $63,960.75           $767,529.00
            ---------------------------------------------------------------------------------------------------------------